EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

THIS AGREEMENT (this “Agreement”) made this 23rd day of August, 2018 by and between Yinuo Technologies LTD (the “Seller”), and OneLife Technologies Corporation, a Nevada corporation (the “Purchaser”).

In consideration of the mutual covenants contained herein, it is agreed by and between the parties as follows:

1.The Seller shall sell and the Purchaser shall purchase, free and clear of all liens, claims, encumbrances and liabilities, either currently or in the future, as a result of the actions of the Seller, the wearable products, designs, work and developed intellectual property involving a wearable watch/tricorder and related intangible assets of Seller’s business as described on Exhibit B (collectively, the “Assets”).

2.The Purchaser shall issue to the Seller 26,500,000 shares (the “Shares”) of the common stock, $0.00001 par value per share (the “Common Stock”), of the Purchaser in exchange for the Assets.

3.The Seller shall sell, assign, transfer, and convey to the Purchaser the Assets, free of all liabilities.

4.The actions to be taken by the parties hereto to close the transaction as provided shall take place on or before August 23, 2018, at the office of the Purchaser, located at 5005 Newport Drive, Rolling Meadows, IL 6008, hereinafter referred to as the ("Closing Date"). At the closing, Seller shall deliver to Purchaser all documents necessary to take possession of the Assets, and good and sufficient instruments of transfer, reasonably conveying and transferring the Assets to Purchaser. Such delivery shall be made against payment thereof, as applicable, and delivery to the Seller of the price as set forth herein above shall be made. The instruments of transfer shall contain covenants and warranties that Seller has good and marketable title in and to the Assets.

5.On the Closing Date, the Purchaser shall deliver (or cause to be delivered) to the Seller, as applicable, stock certificates representing the Shares, duly endorsed in form suitable for the issuance of valid title thereto and free and clear of any encumbrances.

6.Seller covenants, warrants and represents:

(a) It is not presently involved in any activity or outstanding dispute with any taxing authority as to the amount of any taxes due, nor have they received any notice of any deficiency, credit or other indication of deficiency from any taxing authority.

(b) It is the owner of and has good and marketable title to all of the applicable Assets and no person or entity has, nor will have, any claim against any of the Assets.

(c) The Seller hereby acknowledges that the Shares will not be registered with the Securities and Exchange Commission and therefore, will be restricted from transfer except as pursuant to an exemption.

All representations and warranties made by the Seller shall survive the Closing Date.

7.Purchaser covenants warrants and represents:

(a)It is a corporation duly formed and in good standing in Nevada.

(b)The Purchaser has a class of its Common Stock quoted on the OTC Markets and it is up to date and in compliance with all of the filing requirements of the Securities and Exchange Commission, including the Securities Exchange Act of 1934, as amended

8. This Agreement shall be binding upon the personal representatives, successors and assignees of the parties. This Agreement and any accompanying instruments and documents include the entire transaction between the parties and there are no representations, warranties, covenants or conditions, except those specified herein or in accompanying instruments and documents.

9.All covenants, warranties and representations herein shall survive this Agreement and the Closing Date.

10.This Agreement shall be governed in all respects by the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals, the date and place first above written.

SELLER:

YINUO TECHNOLOGIES LTD

By: /s/ Fang Sun

Name: Fang Sun

Its: President & CEO

ONELIFE TECHNOLOGIES CORPORATION

By: /s/ Robert J. Wagner

Name: Robert J. Wagner

Its: Chief Executive Officer & President

Exhibit B

Intellectual Property – including Patents, Patents Pending, Copyrights and Trademarks

- Invention Patents (two patents in publicity):
  - “A Method of Sensor Watch For Remote Acquisition” No. 2013107475948
  - “Monitoring Of Physiological Signs And States For Children”. No. 201310748019X

- Appearance Patents (two):
  - “ID Design For A Sensor Watch”. No.: ZL.2016.303155226.9 (W03/3G design)
  - “ID Design For A Sensor Watch”. No.: 201830333195.0 (R03/4G LTE-M design)

- Multiple Copyrights (mobile medical cloud server system and etc):
  - Copyright 1: No. 2016SR248143, Mobile healthcare management platform. (Source codes and architecture for mobile and healthcare server)
  - Copyright 2: No. 2016SR250197, Source codes and architecture for Mobile Healthcare Apps (Smartphone Clients: IOS and Android System)
  - Copyright 3: No.2016SR271904, Embedded software for multi-parameter monitor.

8-23-18